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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 1, 2006

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

281 Husainova St., Block E Almaty, Kazakhstan 50060
(Address of principal executive offices)	(Zip Code)

+7.3272.597.623
Registrant’s telephone number, including area cod

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

At the annual meeting of the shareholders of Big Sky Energy Corporation, a Nevada corporation (the “Corporation”) held on March 1, 2006, the Corporation’s shareholders elected Mr. Guglielmo A.C. Moscato and Mr. Daniel Caleb Feldman.

Three standing directors, including Mr. Thomas G. Milne; Mr. Daming Yang and Mr Nurlan U. Balgimbayev did not to stand for re-election.

Guglielmo Antonio Claudio Moscato

Mr Moscato has some 40 years of Exploration and Production experience in the petroleum industry.   From 1996 to 1999 he was Chairman of the Board of Directors of Eni S.p.A.   In June 2005 he retired as a main board member of Eni S.p.A.   During the period 1991 to 1997 he was respectively Managing Director in Agip for Exploration, Engineering, Purchasing, Contracts and Production Services and thereafter Chairman and Chief Executive of Agip S.p.A., part of the Eni group.   As Agip Chief Executive and Eni Chairman, he negotiated and finalized the acquisition of the Karachaganak field and the Eni Caspian permits (including Kashagan) in Kazakhstan as well as the Libyan gas development and export to Italy.   He has a proven track record of creating significant corporate value by acquiring new exploration and production licenses all over the world.   From 1999 to the present date Mr. Moscato acts as Chairman of the Board of Eni Fondazione Enrico Mattei, a no-profit, no-partisan research institution established to carry out research in the field of sustainable development based in Trieste, Italy.  He holds a degree of Dottore Ingegnere in Ingegneria Industriale Sezione Elettrotecnica from the Politecnico di Milano, awarded in 1961.

Daniel Caleb Feldman

Mr. Feldman is a practicing attorney who was educated in the United States.  He obtained a B.A. in Soviet Studies in 1992 from Trinity College, Hartford, CT, followed by a J.D from Boston University School of Law between August, 1992 and June, 1995 completing his education with the attainment of a L.L.M degree in Securities and Financial Regulation from Georgetown University Law School in June, 1997.  Mr. Feldman has held positions with the US Securities and Exchange Commission as a Senior Attorney in the Enforcement Division from 1997 to 2000, as an attorney in the Corporate Department with the firm of Goodwin Procter from July, 2000 to September, 2001.  In April, 2002 he joined Ernst & Young as an attorney until January, 2003 when he joined Yukos Oil Company as the Corporate Secretary in March, 2003 where he remains to date.

The shareholders also approved increasing the number of shares that the Corporation is authorized to issue under its Articles of Incorporation to 350 million (350,000,000) shares of common stock.

Immediately prior to the shareholders meeting, the Board appointed Ms. N. M. C. Simpson Swyer as its Corporate Secretary. Ms Swyer had been serving as the Corporation’s Corporate Compliance Consultant since September 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:      March 7, 2006

BIG SKY ENERGY CORPORATION

By:  /s/ Nancy M. Swyer

Name:  Nancy M. Swyer

Title:    Corporate Secretary